                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                Registration File No.:331-142235

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets that is contrary to the information contained herein.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, Natixis Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o disclaimers of responsibility or liability;

o statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

PAC IO Components (This data is for computation purposes and was not disclosed in the reds)

          A2RI          A3RI           A4RI           AMRI          AJRI           A1             A2              A3

 6     1,000,000      1,000,000      1,000,000     1,000,000      1,000,000     40,681,000     257,109,000    133,799,000
12     1,000,000      1,000,000      1,000,000     1,000,000      1,000,000     37,570,000     257,109,000    133,799,000
18       992,000      1,000,000      1,000,000     1,000,000      1,000,000              0     255,175,000    133,799,000
24       815,000      1,000,000      1,000,000     1,000,000      1,000,000              0     209,689,000    133,799,000
30       618,000      1,000,000      1,000,000     1,000,000      1,000,000              0     159,125,000    133,799,000
36       448,000      1,000,000      1,000,000     1,000,000      1,000,000              0     115,376,000    133,799,000
42       276,000      1,000,000      1,000,000     1,000,000      1,000,000              0      71,012,000    133,799,000
48       100,000      1,000,000      1,000,000     1,000,000      1,000,000              0      25,790,000    133,799,000
54             0        857,000      1,000,000     1,000,000      1,000,000              0               0    114,687,000
60             0              0        963,000     1,000,000      1,000,000              0               0              0
66             0              0        924,000     1,000,000      1,000,000              0               0              0
72             0              0        887,000     1,000,000      1,000,000              0               0              0
78             0              0        771,000     1,000,000      1,000,000              0               0              0
84             0              0        716,000     1,000,000      1,000,000              0               0              0
90             0              0        683,000     1,000,000      1,000,000              0               0              0
96             0              0        651,000     1,000,000      1,000,000              0               0              0

          ASB           A4             AM             AJ             A1A          AMA           AJA            B             C

 6    90,394,000    929,974,000    208,993,000    166,994,000    496,667,000    70,991,000   56,792,000    31,611,000    21,074,000
12    90,394,000    929,974,000    208,993,000    166,994,000    496,343,000    70,991,000   56,792,000    31,611,000    21,074,000
18    90,394,000    929,974,000    208,993,000    166,994,000    485,690,000    70,991,000   56,792,000    31,611,000    21,074,000
24    90,394,000    929,974,000    208,993,000    166,994,000    473,312,000    70,991,000   56,792,000    31,611,000    21,074,000
30    90,394,000    929,974,000    208,993,000    166,994,000    461,281,000    70,991,000   56,792,000    31,611,000    21,074,000
36    90,394,000    929,974,000    208,993,000    166,994,000    449,590,000    70,991,000   56,792,000    31,611,000    21,074,000
42    90,394,000    929,974,000    208,993,000    166,994,000    435,041,000    70,991,000   56,792,000    31,611,000    21,074,000
48    90,394,000    929,974,000    208,993,000    166,994,000    424,037,000    70,991,000   56,792,000    31,611,000    21,074,000
54    90,394,000    929,974,000    208,993,000    166,994,000    407,982,000    70,991,000   56,792,000    31,611,000    21,074,000
60             0    895,802,000    208,993,000    166,994,000    395,081,000    70,991,000   56,792,000    31,611,000    21,074,000
66             0    859,938,000    208,993,000    166,994,000    385,094,000    70,991,000   56,792,000    31,611,000    21,074,000
72             0    825,287,000    208,993,000    166,994,000    375,417,000    70,991,000   56,792,000    31,611,000    21,074,000
78             0    717,599,000    208,993,000    166,994,000    365,914,000    70,991,000   56,792,000    31,611,000    21,074,000
84             0    666,469,000    208,993,000    166,994,000    356,867,000    70,991,000   56,792,000    31,611,000    14,738,000
90             0    635,775,000    208,993,000    166,994,000    348,057,000    70,991,000   56,792,000    28,386,000             0
96             0    606,076,000    208,993,000    166,994,000    339,522,000    70,991,000   56,792,000    11,945,000             0

          D           E            F             G           H            J             K           L            M            N

 6    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   31,611,000   14,049,000   10,537,000   7,024,000
12    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   31,611,000   14,049,000   10,537,000   7,024,000
18    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   31,611,000   14,049,000   10,537,000   7,024,000
24    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   31,611,000   14,049,000   10,537,000   7,024,000
30    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   31,611,000   12,775,000            0           0
36    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   24,586,000   17,182,000            0            0           0
42    28,098,000  24,586,000   24,586,000   28,099,000   28,098,000   15,469,000            0            0            0           0
48    28,098,000  24,586,000   24,586,000   28,099,000   18,152,000            0            0            0            0           0
54    28,098,000  24,586,000   24,586,000   21,699,000            0            0            0            0            0           0
60    28,098,000  24,586,000   22,571,000            0            0            0            0            0            0           0
66    28,098,000  24,267,000            0            0            0            0            0            0            0           0
72    28,098,000   3,452,000            0            0            0            0            0            0            0           0
78    12,274,000           0            0            0            0            0            0            0            0           0
84             0           0            0            0            0            0            0            0            0           0
90             0           0            0            0            0            0            0            0            0           0
96             0           0            0            0            0            0            0            0            0           0

PAC Strip Rates (This data is for computation purposes and was not disclosed in the reds)

            1        6.2815
            2        6.4857
            3        6.2786
            4        6.2785
            5        6.4853
            6        6.2782
            7        6.4971
            8        6.2900
            9        6.4968
           10        6.4967
           11        6.2896
           12        6.4964
           13        6.2893
           14        6.2891
           15        6.2889
           16        6.2889
           17        6.4957
           18        6.2885
           19        6.4954
           20        6.2882
           21        6.4951
           22        6.4950
           23        6.2877
           24        6.4947
           25        6.2874
           26        6.2873
           27        6.2878
           28        6.2882
           29        6.4947
           30        6.2873
           31        6.4944
           32        6.2870
           33        6.4941
           34        6.4939
           35        6.2865
           36        6.4936
           37        6.2861
           38        6.2819
           39        6.2817
           40        6.2817
           41        6.4891
           42        6.2812
           43        6.4887
           44        6.2808
           45        6.4884
           46        6.4889
           47        6.2810
           48        6.4887
           49        6.2807
           50        6.4884
           51        6.2804
           52        6.2817
           53        6.4890
           54        6.2807
           55        6.4909
           56        6.2807
           57        6.4715
           58        6.4709
           59        6.2628
           60        6.4697
           61        6.2623
           62        6.2622
           63        6.2620
           64        6.2623
           65        6.4691
           66        6.2616
           67        6.4688
           68        6.2614
           69        6.4686
           70        6.4684
           71        6.2609
           72        6.4682
           73        6.2606
           74        6.2605
           75        6.2600
           76        6.2603
           77        6.4673
           78        6.2347
           79        6.4391
           80        6.2347
           81        6.4412
           82        6.4410
           83        6.2342
           84        6.4407
           85        6.2339
           86        6.2337
           87        6.2335
           88        6.2338
           89        6.4400
           90        6.2330
           91        6.4396
           92        6.2327
           93        6.4393
           94        6.4391
           95        6.2321
           96        6.4388